EXHIBIT 10.1

PLACEMENT AGENCY AGREEMENT

March 19, 2026

AC Sunshine Securities LLC

200 E. Robinson Street, Suite 295

Orlando, FL 32801

Ladies and Gentlemen:

Introduction. Subject to the terms and conditions herein (this “Agreement”), Ruanyun Edai Technology Inc., a Cayman Islands exempted company (the “Company”), hereby agrees to sell up to an aggregate of up to $3,000,000 of shares (the “Shares”) of the Company’s ordinary shares, par value $0.0002 per share (the “Ordinary Shares”) directly to various investors (each, an “Investor” and, collectively, the “Investors”) through AC Sunshine Securities LLC, as placement agent (the “Placement Agent”), pursuant to the terms of this Agreement, the Securities Purchase Agreement, which the Company has entered into with certain Investors, dated as of the date hereof (the “Securities Purchase Agreement”), and to other Investors in the Offering (as defined below) as contemplated by the Securities Purchase Agreement. The purchase price to the Investors for each Share is $1.00. The Placement Agent may retain other brokers or dealers to act as sub-agents or selected-dealers on its behalf in connection with the Offering. Capitalized terms that are not otherwise defined herein have the meanings given to such terms in the Securities Purchase Agreement.

The Company hereby confirms its agreement with the Placement Agent as follows:

Section 1. Agreement to Act as Placement Agent.

(a)       On the basis of the representations, warranties and agreements of the Company herein contained and in the Securities Purchase Agreement, and subject to the terms and conditions herein and therein, the Placement Agent shall be the exclusive placement agent in connection with the offering and sale by the Company of the Shares, with the terms of such offering (the “Offering”) to be subject to market conditions and negotiations between the Company, the Placement Agent and the prospective Investors. The Placement Agent will act on a reasonable best efforts basis and the Company agrees and acknowledges that there is no guarantee of the successful placement of the Shares, or any portion thereof, in the prospective Offering. Under no circumstances will the Placement Agent or any of its “Affiliates” (as defined below) be obligated to underwrite or purchase any of the Shares for its own account or otherwise provide any financing. The Placement Agent shall act solely as the Company’s agent and not as principal. The Placement Agent shall have no authority to bind the Company with respect to any prospective offer to purchase Shares and the Company shall have the sole right to accept offers to purchase Shares and may reject any such offer, in whole or in part. Subject to the terms and conditions hereof, payment of the purchase price for, and delivery of, the Shares shall be made at one closing (the “Closing” and the date on which the Closing occurs, the “Closing Date”).

(b)           As compensation for services rendered, on the Closing Date, the Company shall pay to the Placement Agent the fees and expenses set forth below:

(i)       A cash fee equal to 3.0% of the aggregate gross proceeds received by the Company from the sale of the Shares at the Closing.

(ii)      Warrants to purchase Ordinary Shares up to 4.0% of the aggregate gross proceeds received by the Company from the sale of the Shares at the Closing (the “Placement Agent Warrants”). The Placement Agent Warrants will have an exercise price equal to $0.0002 per Share, and will be exercisable for five (5) years from the issuance date.

(c)            The term of the Placement Agent’s exclusive engagement will be until the earlier of the completion of the Offering or the termination of the Securities Purchase Agreement. Notwithstanding anything to the contrary contained herein, the provisions concerning confidentiality contained herein will survive any expiration or termination of this Agreement, and the Company’s obligation to pay fees actually earned and payable and to reimburse expenses actually incurred and reimbursable pursuant to Section 1 hereof and which are permitted to be reimbursed under FINRA Rule 5110(g)(5), will survive any expiration or termination of this Agreement. Nothing in this Agreement shall be construed to limit the ability of the Placement Agent or its Affiliates to pursue, investigate, analyze, invest in, or engage in investment banking, financial advisory or any other business relationship with Persons (as defined below) other than the Company. As used herein (i) “Persons” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind and (ii) “Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person as such terms are used in and construed under Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”).

Section 2. Representations, Warranties and Covenants of the Company and Representations and Warranties of the Investors. The Securities Purchase Agreement contains representations, warranties and covenants of the Company and representations and warranties of the Investors. The Company agrees to cause the securities purchase agreement to be entered into by and between the Company and one or more investors in connection with the Offering to expressly provide that the Placement Agent is entitled to rely upon, and is an express third-party beneficiary of, the representations, warranties, covenants and agreements of the Company and the representations and warranties of the Investors set forth therein.

Section 3. Delivery and Payment. The Closing shall occur subject to the terms and conditions as described in the Securities Purchase Agreement.

Section 4. Covenants and Agreements of the Company. The Company further covenants and agrees with the Placement Agent as follows:

(a)            General Solicitation Materials. In connection with the Offering, the Company has not published, distributed, issued, posted, or otherwise used or employed and shall not publish, distribute, issue, post, or otherwise use or employ (i) any form of general solicitation or advertising within the meaning of Rule 502 under the Securities Act (“General Solicitation”) other than with the express prior written consent of the Placement Agent, or (ii) any General Solicitation that constitutes a written communication within the meaning of Rule 405 under the Securities Act (“Written General Solicitation Material”). The Company will retain copies of all Written General Solicitation Materials for so long as it may have indemnification obligations pursuant to this Agreement.

Any document constituting Written General Solicitation Material does not conflict with the information contained in the all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof for such period as the Company was required by law or regulation to file such material, (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, filed by the Company, as applicable, being collectively referred to herein as the “SEC Documents”), and does not and will not, when taken together with the SEC Documents, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from any such Written General Solicitation Materials in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Placement Agent specifically for inclusion therein (such information, the “Placement Agent Information”).

(b)           Amendments or Supplements to Written General Solicitation Materials. The Company will furnish a copy of any amendment or supplement to any Written General Solicitation Materials to the Placement Agent and counsel for the Placement Agent, and obtain the Placement Agent’s express written consent prior to any publication, distribution, issuance, posting, or other use or employment of any such amendment or supplement.

(c)            Notice to Placement Agent. If at any time after the date hereof and prior to the Closing Date any event occurs as a result of which any Written General Solicitation Materials, as then amended or supplemented, would conflict with the information in the SEC Documents, or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or, if for any other reason it shall become necessary to amend or supplement any Written General Solicitation Material, the Company shall promptly notify the Placement Agent and, upon its request, shall use its best efforts to ensure that all purchasers or expected purchasers of the Shares receive corrected Written General Solicitation Materials.

(d)           Blue Sky Compliance. The Company will cooperate with the Placement Agent and the Investors in endeavoring to qualify the Shares for sale under the securities laws of such jurisdictions (United States and foreign) as the Placement Agent and the Investors may reasonably request and will make such applications, file such documents, and furnish such information as may be reasonably required for that purpose, provided the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction where it is not now so qualified or required to file such a consent, and provided further that the Company shall not be required to produce any new disclosure document. The Company will, from time to time, prepare and file such statements, reports and other documents as are or may be required to continue such qualifications in effect for so long a period as the Placement Agent may reasonably request for distribution of the Shares.

(e)           Transfer Agent. The Company will maintain, at its expense, a registrar and transfer agent for the Ordinary Shares.

(f)            Earnings Statement. As soon as practicable and in accordance with applicable requirements under the Securities Act, but in any event not later than 18 months after the Closing Date, the Company will make generally available to its security holders and to the Placement Agent an earnings statement, covering a period of at least 12 consecutive months beginning after the Closing Date, that satisfies the provisions of Section 11(a) and Rule 158 under the Securities Act.

(g)           Periodic Reporting Obligations. Form the date hereof through the Closing Date, the Company will duly file, on a timely basis, with the Commission and the Trading Market all reports, and documents required to be filed under the Exchange Act within the time periods and in the manner required by the Exchange Act.

(h)           Additional Documents. The Company shall enter into the Securities Purchase Agreement and will enter into any subscription, purchase or other customary agreements as the Placement Agent or the Investors reasonably deem necessary or appropriate to consummate the Offering, all of which will be in form and substance reasonably acceptable to the Placement Agent and the Investors.

(i)            No Manipulation of Price. The Company will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Company.

(j)            Acknowledgment. The Company acknowledges that the Placement Agent is engaged solely to act as placement agent in connection with the Offering and is not acting as a financial advisor or in any other advisory capacity to the Company, nor its affiliates.

(k)            Announcement of Offering. The Company acknowledges and agrees that the Placement Agent may, subsequent to the Closing, make public its involvement with the Offering.

(l)             Reliance on Others. The Company confirms that it will rely on its own counsel and accountants for legal and accounting advice.

(m)           Research Matters. By entering into this Agreement, the Placement Agent does not provide any promise, either explicitly or implicitly, of favorable or continued research coverage of the Company and the Company hereby acknowledges and agrees that the Placement Agent’s selection as a placement agent for the Offering was in no way conditioned, explicitly or implicitly, on the Placement Agent providing favorable or any research coverage of the Company. In accordance with FINRA Rule 2241, the parties acknowledge and agree that the Placement Agent has not directly or indirectly offered favorable research, a specific rating or a specific price target, or threatened to change research, a rating or a price target, to the Company or inducement for the receipt of business or compensation.

(n)            FINRA. The Company shall advise the Placement Agent (who shall make an appropriate filing with FINRA) if it is aware that any officer, director, 10% or greater shareholder of the Company or Person that received the Company’s unregistered equity securities in the past 180 days is or becomes an affiliate or associated person of a FINRA member firm prior to the earlier of the termination of this Agreement or the 60-day period after the date hereof.

Section 5. Conditions of the Obligations of the Placement Agent. The obligations of the Placement Agent hereunder and under the Securities Purchase Agreement shall be subject to the accuracy of the representations and warranties on the part of the Company set forth in Section 2 hereof and in Section 3.1 of the Securities Purchase Agreement, in each case as of the date hereof and as of the Closing Date as though then made, to the timely performance by each of the Company of its covenants and other obligations hereunder on and as of such date. The Company shall deliver or cause to be delivered to the Placement Agent the deliverables as set forth in the Securities Purchase Agreement.

If any condition specified in this Section 5 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Placement Agent by notice to the Company at any time on or prior to the Closing Date, which termination shall be without liability on the part of any party to any other party, except that Section 6 (Payment of Expenses), and Section 7 (Representations to Survive Delivery) shall at all times be effective and shall survive such termination.

Section 6. Payment of Expenses. In addition to the Company’s obligations under Section 1(b)(iii), the Company agrees to pay all costs, fees and expenses incurred by the Company in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including, without limitation: (i) all expenses incident to the issuance, delivery and qualification of the Shares (including all printing and engraving costs); (ii) all fees and expenses of the registrar and transfer agent of the Ordinary Shares; (iii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Shares; (iv) all fees and expenses of the Company’s counsel, independent public or certified public accountants and other advisors; (v) all filing fees in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Shares for offer and sale under the state securities or blue sky laws or the securities laws of any other country, and, if requested by the Placement Agent, preparing and printing a “Blue Sky Survey,” an “International Blue Sky Survey” or other memorandum, and any supplements thereto, advising the Placement Agent of such qualifications, registrations and exemptions; (vi) if applicable, the filing fees incident to the review and approval by the FINRA of the Placement Agent’s participation in the offering and distribution of the Shares; and (vii) all costs and expenses incident to the travel and accommodation of the Company’s employees on the “roadshow,” if any.

Section 7. Representations to Survive Delivery. The respective agreements, representations, warranties and other statements of the Company or any person controlling the Company, of its officers, and of the Placement Agent set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Placement Agent, the Company, or any of its or their partners, officers or directors or any controlling person, as the case may be, and will survive delivery of and payment for the Shares sold hereunder and any termination of this Agreement.

Section 8. Notices. All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:

If to the Placement Agent:	AC Sunshine Securities LLC 200 E. Robinson Street, Suite 295 Orlando, FL 32801 Attention: Dr. Ying Cui, President and CEO E-mail: ycui@acsunshine.com
with a copy to:	iTKG Law LLC 100 Corporate Drive, Suite 302 Lebanon, NJ 08833 Attention: Laura Hemmann, Esq. Email: laura.hemmann@itkglaw.com
If to the Company:	Ruanyun Edai Technology Inc. No. 698 Jing Dong Avenue ZheJiang University HighTech Campus Nanchang, Jiangxi, China 330096 Attention: Yan Fu Email: fu@ruanyun.net
with a copy to:	K&L Gates LLP Southeast Financial Center, Suite 3900 200 South Biscayne Boulevard Miami, Florida 33131-2399 Attention: Clayton E. Parker, Esq. Email: clayton.parker@klgates.com

Any party hereto may change the address for receipt of communications by giving written notice to the others.

Section 9. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and to their respective successors, and personal representative, and no other person will have any right or obligation hereunder.

Section 10. Partial Unenforceability. The invalidity or unenforceability of any section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph or provision hereof. If any section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

Section 11. Governing Law Provisions. Both this engagement letter and the transactions contemplated hereby shall be governed as to validity, interpretation, construction, effect and in all other respects by the internal laws of the State of New York, without regard to the conflict of laws principles thereof.

Section 12.Indemnification. The Company agrees to indemnify and hold harmless the Placement Agent and its affiliates, and the respective officers, directors, employees, agents and representatives of the Placement Agent and its affiliates, and each person, if any, controlling the Placement Agent or any of its affiliates (collectively, the “Indemnified Parties”), from and against any and all losses, claims, damages, liabilities and expenses (including reasonable and documented attorneys’ fees and expenses) arising out of or in connection with the engagement of the Placement Agent or the transactions contemplated hereby, except to the extent that any such losses, claims, damages, liabilities or expenses are finally judicially determined to have resulted from the gross negligence, willful misconduct or material breach of this Agreement by an Indemnified Party. If any action, suit or proceeding is brought to enforce, interpret or otherwise arising out of or relating to this Agreement or the transactions contemplated hereby, the prevailing party shall be entitled to recover from the non-prevailing party its reasonable attorneys’ fees, costs and disbursements incurred in connection therewith, including in connection with any appeal.

Section 13. General Provisions.

(a)       This Agreement and the relevant provisions of the Securities Purchase Agreement referred to in Section 2 hereof constitute the entire agreement of the parties to this Agreement and supersede all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

(b)       The Company acknowledges that in connection with the offering of the Shares: (i) the Placement Agent has acted at arms length, are not agents of, and owe no fiduciary duties to the Company or any other person, (ii) the Placement Agent owes the Company only those duties and obligations set forth in this Agreement and (iii) the Placement Agent may have interests that differ from those of the Company. The Company waives to the full extent permitted by applicable law any claims it may have against the Placement Agent arising from an alleged breach of fiduciary duty in connection with the offering of the Shares.

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If the foregoing is in accordance with your understanding of our agreement, please sign below whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours,

RUANYUN EDAI TECHNOLOGY INC.

By:
Name: Yan Fu
Title: Chief Executive Officer

The foregoing Placement Agency Agreement is hereby confirmed and accepted as of the date first above written.

AC SUNSHINE SECURITIES LLC

By:
Name: Dr. Ying Cui
Title: President and CEO